As filed with the U.S. Securities and Exchange Commission on June 16, 2025.

Registration No. 333-287412

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 2

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________________

LightWave Acquisition Corp.
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14755 Preston Road
Suite 520
Dallas TX 75254
Telephone: 214-617-8250
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Robert Bennett
Chief Executive Officer
14755 Preston Road
Suite 520
Dallas TX 75254
Telephone: 214-617-8250
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000	Andrew Barker Walkers (Cayman) LLP 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands	Douglas S. Ellenoff Stuart Neuhauser Anthony Ain Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

LightWave Acquisition Corp. is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-287412) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.
3.2	Form of Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate (included as an exhibit to Exhibit 4.4).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Loeb & Loeb LLP.
5.2	Opinion of Walkers (Cayman) LLP, Cayman Islands counsel to the Registrant.
10.1	Form of Letter Agreement among the Registrant, LightWave Founders LLC and each of the officers and directors of the Registrant.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Form of Registration Rights Agreement among the Registrant, LightWave Founders LLC and the Holders signatory thereto.
10.4	Form of Private Units Purchase Agreement between the Registrant and LightWave Founders LLC.
10.5	Form of Private Units Purchase Agreement between the Registrant and BTIG, LLC.
10.6	Form of Indemnity Agreement.
10.7	Promissory Note dated September 19, 2024, issued to LightWave Founders LLC.
10.8	Securities Subscription Agreement dated September 19, 2024, between LightWave Founders LLC and the Registrant.
10.9	Form of Administrative Services Agreement.
14.1	Form of Code of Ethics.
23.1**	Consent of WithumSmith+Brown, PC.
23.2	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).
23.3	Consent of Walkers (Cayman) LLP (included on Exhibit 5.2).
24.1**	Power of Attorney (included on the signature page hereto).
99.1	Audit Committee Charter.
99.2	Compensation Committee Charter.
107**	Filing Fee Table.

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**     Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 16th day of June, 2025.

LightWave Acquisition Corp.
By:	/s/ Robert Bennett
Name:	Robert Bennett
Title:	Chief Executive Officer
Name	Position	Date
/s/ Robert Bennett	Chairman and Chief Executive Officer	June 16, 2025
Robert Bennett	(principal executive officer)
/s/ William W. Bunker	Vice Chairman and Chief Financial Officer	June 16, 2025
William W. Bunker	(principal financial and accounting officer)

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Authorized representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended registration statement, solely in its capacity as the duly authorized representative of LightWave Acquisition Corp., in New York, New York, on the 16th day of June, 2025.

By:	/s/ Robert Bennett
Name:	Robert Bennett
Title:	Chief Executive Officer

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